Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports
Fourth Quarter and Full Year 2018 Results

HOUSTON, March 7, 2019 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2018 results as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per unit data) (Unaudited)	2018	2017	2018	2017
Net income from continuing operations (1)	$35,092	$28,665	$122,360	$82,485
Adjusted EBITDA (2)	72,936	54,280	230,241	211,483
Cash flow provided by (used in) continuing operations:
Operating activities	80,489	42,434	178,282	112,151
Investing activities	2,078	591	7,607	9,807
Financing activities	64,856	(136,465)	(6,839)	(134,149)
Distributable cash flow (2) (3)	280,658	43,025	383,980	121,958
Free cash flow (2)	80,944	42,833	183,440	121,324

(1)
Includes $25.0 million from the Hillsboro litigation settlement in the Coal Royalty and Other Segment for the three months and year ended December 31, 2018 and $12.7 million from a royalty dispute settlement in the Soda Ash segment for the year ended December 31, 2018.

(2)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(3)	Includes net proceeds from sale of construction aggregates business which are classified as investing cash flow from discontinued operations.

"NRP ended the year delivering another robust quarter of financial results, highlighted by the favorable Hillsboro settlement and the successful sale of our construction aggregates business," stated NRP’s President and Chief Operating Officer, Craig Nunez. “We generated significant amounts of cash from operations as we continued to see strong demand for our metallurgical and thermal coal throughout 2018. Additionally, the sale of our construction aggregates business for $205 million accelerated the de-levering and de-risking of our capital structure as we used the net cash proceeds to repay $143 million of debt to date, and plan to use the remaining proceeds to repay our Opco notes as they amortize in 2019, all at par value. This has been a transformative year for NRP and we are focused on continuing to position the company for a more secure future.”

NRP's liquidity was $306.0 million at December 31, 2018, consisting of $101.8 million of cash, $104.2 million of cash restricted for debt repayment ($49 million of which was used to repay Opco notes in January 2019) and $100.0 million of borrowing capacity available under its credit facility. NRP's consolidated Debt-to-Adjusted EBITDA ratio at December 31, 2018 was 3.0x, down over 15% from 2017 and down over 40% from the high of 5.3x at year-end 2015.

NRP declared a cash distribution of $0.45 per common unit and a cash distribution of $7.5 million on NRP’s preferred units for the fourth quarter of 2018. NRP's distribution coverage ratio over the last twelve months, excluding proceeds from sale of assets included in discontinued operations, was 8.4x before taking into account the $30 million annual distribution on NRP's preferred units, and 7.1x after taking into account the preferred unit distribution.

Fourth Quarter Segment Results (Unaudited)

	Operating Business Segments
	Coal Royalty and Other	Soda Ash	Corporate and Financing	Total
(In thousands)
Three Months Ended December 31, 2018
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Adjusted EBITDA (1)	68,850	9,800	(5,714)	72,936
Cash flow provided by (used in) continuing operations:
Operating activities	80,272	9,800	(9,583)	80,489
Investing activities	2,078	—	—	2,078
Financing activities	—	—	64,856	64,856
Distributable cash flow (1) (2)	82,350	9,800	(9,583)	280,658
Free cash flow (1)	80,727	9,800	(9,583)	80,944

Three Months Ended December 31, 2017
Net income (loss) from continuing operations	$39,642	$12,781	$(23,758)	$28,665
Adjusted EBITDA (1)	46,592	12,250	(4,562)	54,280
Cash flow provided by (used in) continuing operations:
Operating activities	45,550	12,250	(15,366)	42,434
Investing activities	591	—	—	591
Financing activities	—	—	(136,465)	(136,465)
Distributable cash flow (1)	46,141	12,250	(15,366)	43,025
Free cash flow (1)	45,949	12,250	(15,366)	42,833

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from sale of construction aggregates business which are classified as investing cash flow from discontinued operations.
Coal Royalty and Other
Total coal production and the average coal royalty revenue per ton remained stable compared to the prior year quarter as NRP continued to see strong coal pricing driven by solid export demand and stable domestic markets for metallurgical and thermal coal. Approximately 65% of NRP's coal royalty revenues and approximately 45% of its coal royalty production was derived from metallurgical coal during the three months ended December 31, 2018.
Net income and Adjusted EBITDA increased compared to the prior year quarter primarily as a result of the $25 million Hillsboro litigation settlement; Net income was partially offset by a $16.8 million increase in non-cash asset impairments.
Distributable cash flow and Free cash flow increased compared to the prior year quarter primarily as a result of the $25 million Hillsboro litigation settlement and increased cash receipts from higher metallurgical prices and production.
Soda Ash
Soda Ash segment operating performance was consistent with the prior year quarter as improved international sales pricing during the fourth quarter of 2018 was partially offset by increased freight costs.
Adjusted EBITDA, Distributable cash flow and Free cash flow decreased $2.5 million due to lower fourth quarter cash distributions received from Ciner Wyoming.
Corporate and Finance
Corporate and Finance segment Net income, Free cash flow and Distributable cash flow results improved compared to the prior year quarter primarily due to lower interest as a result of continued repayment of debt.

Full Year Segment Results (Unaudited)

	Operating Business Segments
	Coal Royalty and Other	Soda Ash	Corporate and Financing	Total
(In thousands)
Year Ended December 31, 2018
Net income (loss) from continuing operations	$160,728	$48,306	$(86,674)	$122,360
Adjusted EBITDA (1)	200,187	46,550	(16,496)	230,241
Cash flow provided by (used in) continuing operations:
Operating activities	212,394	44,453	(78,565)	178,282
Investing activities	5,510	2,097	—	7,607
Financing activities	—	—	(6,839)	(6,839)
Distributable cash flow (1) (2)	217,904	46,550	(78,565)	383,980
Free cash flow (1)	215,455	46,550	(78,565)	183,440

Year Ended December 31, 2017
Net income (loss) from continuing operations	$154,604	$40,457	$(112,576)	$82,485
Adjusted EBITDA (1)	180,985	49,000	(18,502)	211,483
Cash flow provided by (used in) continuing operations:
Operating activities	166,138	43,354	(97,341)	112,151
Investing activities	4,161	5,646	—	9,807
Financing activities	517	—	(134,666)	(134,149)
Distributable cash flow (1)	170,299	49,000	(97,341)	121,958
Free cash flow (1)	169,665	49,000	(97,341)	121,324

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from sale of construction aggregates business which are classified as investing cash flow from discontinued operations.
Coal Royalty and Other
Full year 2018 total coal production remained stable and the average coal royalty revenue per ton increased as a result of higher metallurgical and thermal coal prices and higher metallurgical coal production driven by solid export demand and stable domestic markets for metallurgical and thermal coal, partially offset by lower thermal coal production as a result of capital constraints and declining overall demand for certain of our lessees, as well as temporary relocation of certain production off of NRP's coal reserves in the Illinois Basin. Approximately 65% of NRP's coal royalty revenues and approximately 55% of its coal royalty production was derived from metallurgical coal during the year ended December 31, 2018.
Net income and Adjusted EBITDA increased compared to the prior year primarily as a result of the $25 million Hillsboro litigation settlement; Net income was partially offset by a $15.3 million increase in non-cash asset impairments.
Distributable cash flow and Free cash flow increased compared to the prior year primarily as a result of the $25 million Hillsboro litigation settlement in addition to increased cash receipts from higher metallurgical prices and production and increased cash from other revenues.
Soda Ash
Soda Ash segment operating performance increased compared to the prior year primarily as a result of Ciner Wyoming's litigation settlement of a royalty dispute that resulted in $12.7 million of income. This increase was partially offset by a $4.9 million decrease in income primarily due to lower production and sales resulting from unexpected repairs during scheduled outages and ore grade degradation.
Adjusted EBITDA, Distributable cash flow and Free cash flow decreased $2.5 million compared to the prior year as a result of lower cash distributions received from Ciner Wyoming in the fourth quarter of 2018.

Corporate and Finance
Corporate and Finance segment results improved compared to the prior year primarily due to lower interest as a result of continued repayment of debt and lower employee-related costs.
Conference Call
A conference call will be held today at 10:00 a.m. ET. To join the conference call, dial (844) 379-6938 and provide the conference code 55454891. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. A large percentage of NRP's revenues are generated from royalties and other passive income. In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, litigation risk, and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from sales of assets, including sales of discontinued operations, and return of long-term contract receivables (including affiliate); less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, Distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivables (including affiliate); less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow excluding discontinued operations and one-time beneficial items” is a non-GAAP financial measure that we define as Free cash flow excluding discontinued operations and one-time beneficial items. Free cash flow excluding discontinued operations and one-time beneficial items is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow excluding discontinued operations and one-time beneficial items may not be calculated the same for us as for other companies. Free cash flow excluding discontinued operations and one-time beneficial items is a supplemental liquidity measure used by our management to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as Free cash flow excluding discontinued operations and one-time beneficial items less mandatory Opco debt amortization payments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
“Net income attributable to common unitholders excluding discontinued operations and one-time beneficial items” is a non-GAAP financial measure that we define as Net income attributable to NRP less gain on litigation settlements, income from discontinued operations, income attributable to preferred unitholders and Net income attributable to the general partner excluding discontinued operations and one-time beneficial items. Net income attributable to common unitholders excluding discontinued operations and one-time beneficial items should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Net income attributable to common unitholders excluding discontinued operations and one-time beneficial items is useful in evaluating our financial performance because litigation settlements are one-time charges, gains on asset sales are not related to the operations of our business and income attributable to preferred unitholders and the general partner are unrelated to common unitholders. Excluding these from net income allows us to better compare results from ongoing operations attributable to common unitholders period-over-period .
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as Net income from continuing operations plus interest expense divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.
"Return on capital employed excluding discontinued operations and one-time beneficial items" is a non-GAAP financial measure that we define as Return on capital employed excluding one-time beneficial items. Return on capital employed excluding discontinued operations and one-time beneficial items should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed excluding discontinued operations and one-time beneficial items is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed excluding the impact of one-time beneficial items. The measure provides an indication of operating performance before the impact of leverage in the capital structure and excluding the impact of one-time beneficial items.

-Financial Tables, Reconciliation of Non-GAAP Measures and Recap of Metrics Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2018	2017	2018	2018	2017
Revenues and other income
Coal royalty and other	$43,966	$47,130	$42,459	$178,394	$158,399
Coal royalty and other—affiliates	—	223	59	484	23,402
Transportation and processing services	6,649	4,793	6,853	23,887	14,510
Transportation and processing services—affiliates	—	—	—	—	6,012
Equity in earnings of Ciner Wyoming	13,320	12,781	8,836	48,306	40,457
Gain on litigation settlement	25,000	—	—	25,000	—
Gain on asset sales, net	1,622	178	—	2,441	3,545
Total revenues and other income	$90,557	$65,105	$58,207	$278,512	$246,325
Operating expenses
Operating and maintenance expenses	$4,941	$3,479	$4,650	$17,894	$16,771
Operating and maintenance expenses—affiliates	3,446	2,253	2,140	11,615	8,112
Depreciation, depletion and amortization	6,325	5,761	4,888	21,689	22,406
Amortization expense—affiliate	—	—	—	—	1,008
General and administrative	4,770	2,756	2,249	12,838	13,513
General and administrative—affiliates	944	1,806	934	3,658	4,989
Asset impairments	18,038	1,189	—	18,280	2,967
Total operating expenses	$38,464	$17,244	$14,861	$85,974	$69,766
Income from operations	$52,093	$47,861	$43,346	$192,538	$176,559
Other expense, net
Interest expense, net	$(17,001)	$(19,196)	$(17,493)	$(70,178)	$(82,028)
Debt modification expense	—	—	—	—	(7,939)
Loss on extinguishment of debt	—	—	—	—	(4,107)
Total other expense, net	$(17,001)	$(19,196)	$(17,493)	$(70,178)	$(94,074)
Net income from continuing operations	$35,092	$28,665	$25,853	$122,360	$82,485
Income from discontinued operations	13,966	2,042	2,688	17,687	6,182
Net income	$49,058	$30,707	$28,541	$140,047	$88,667
Net loss (income) attributable to non-controlling interest	—	—	359	(510)	—
Net income attributable to NRP	$49,058	$30,707	$28,900	$139,537	$88,667
Less: income attributable to preferred unitholders	(7,500)	(7,765)	(7,500)	(30,000)	(25,453)
Net income attributable to common unitholders and general partner	$41,558	$22,942	$21,400	$109,537	$63,214
Net income attributable to common unitholders	$40,727	$22,483	$20,972	$107,346	$61,950
Net income attributable to the general partner	$831	$459	$428	$2,191	$1,264
Income from continuing operations per common unit
Basic	$2.21	$1.67	$1.50	$7.35	$4.57
Diluted	$1.69	$1.18	$1.18	$5.90	$3.68
Net income per common unit
Basic	$3.33	$1.84	$1.71	$8.77	$5.06
Diluted	$2.36	$1.26	$1.30	$6.76	$3.96

Net income	$49,058	$30,707	$28,541	$140,047	$88,667
Comprehensive income (loss) from unconsolidated investment and other	619	(234)	791	(149)	(1,647)
Comprehensive income	$49,677	$30,473	$29,332	$139,898	$87,020
Comprehensive loss (income) attributable to non-controlling interest	—	—	359	(510)	—
Comprehensive income attributable to NRP	$49,677	$30,473	$29,691	$139,388	$87,020

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2018	2017	2018	2018	2017
Cash flows from operating activities
Net income	$49,058	$30,707	$28,541	$140,047	$88,667
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	6,325	5,761	4,887	21,689	22,406
Amortization expense—affiliates	—	—	—	—	1,008
Distributions from unconsolidated investment	9,800	12,250	12,250	44,453	43,354
Equity earnings from unconsolidated investment	(13,320)	(12,781)	(8,836)	(48,306)	(40,457)
Gain on asset sales, net	(1,622)	(178)	—	(2,441)	(3,545)
Debt modification expense	—	—	—	—	7,939
Loss on extinguishment of debt	—	—	—	—	4,107
Income (loss) from discontinued operations	(13,966)	(2,251)	(2,803)	(17,687)	(6,182)
Asset impairments	18,038	1,189	—	18,280	2,967
Unit-based compensation expense	290	103	8	1,434	18
Amortization of debt issuance costs and other	4,757	2,156	(229)	7,334	9,077
Other—affiliates	(1,645)	2,181	1,635	(201)	1,207
Change in operating assets and liabilities:
Accounts receivable	171	1,838	645	(6,251)	5,905
Accounts receivable—affiliates	(12)	82	118	127	367
Accounts payable	(220)	282	39	(238)	(185)
Accounts payable—affiliates	1,268	(107)	(812)	1,376	1
Accrued liabilities	2,812	(788)	157	134	(8,478)
Accrued liabilities—affiliates	400	515	—	(115)	515
Accrued interest	8,806	5,217	(9,069)	(1,138)	(105)
Deferred revenue	10,265	(5,786)	193	19,465	(5,791)
Deferred revenue—affiliates	—	—	—	—	(10,166)
Other items, net	(716)	2,044	(238)	320	(478)
Net cash provided by operating activities of continuing operations	$80,489	$42,434	$26,486	$178,282	$112,151
Net cash provided by operating activities of discontinued operations	886	3,918	6,919	10,641	14,988
Net cash provided by operating activities	$81,375	$46,352	$33,405	$188,923	$127,139
Cash flows from investing activities
Distributions from unconsolidated investment in excess of cumulative earnings	$—	$—	$—	$2,097	$5,646
Proceeds from sale of assets	1,623	192	—	2,449	1,151
Return of long-term contract receivables	455	399	1,590	3,061	2,206
Return of long-term contract receivables—affiliate	—	—	—	—	804
Acquisition of plant and equipment and other	—	—	—	—	—
Net cash provided by investing activities of continuing operations	$2,078	$591	$1,590	$7,607	$9,807
Net cash provided by (used in) investing activities of discontinued operations	192,364	(694)	(3,571)	183,021	(6,264)
Net cash provided by (used in) investing activities	$194,442	$(103)	$(1,981)	$190,628	$3,543

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows—Continued

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2018	2017	2018	2018	2017
Cash flows from financing activities
Proceeds from issuance of preferred units and warrants, net	$—	$—	$—	$—	$242,100
Proceeds from issuance of 2022 Senior Notes, net	—	—	—	—	103,688
Borrowings on credit facility	—	8,000	—	35,000	77,000
Repayments of loans	(119,986)	(136,027)	(7,648)	(175,706)	(492,319)
Redemption of preferred units paid-in-kind	—	—	—	(8,844)	—
Distributions to common unitholders and general partner	(5,623)	(5,617)	(5,623)	(22,486)	(22,467)
Distributions to preferred unitholders	(7,500)	(3,825)	(7,500)	(30,265)	(8,844)
Contributions from (to) discontinued operations	197,965	1,004	(25)	195,690	5,784
Debt issuance costs and other	—	—	(2)	(228)	(39,091)
Net cash provided by (used in) financing activities of continuing operations	$64,856	$(136,465)	$(20,798)	$(6,839)	$(134,149)
Net cash used in financing activities of discontinued operations	(198,030)	(1,201)	(214)	(196,509)	(7,077)
Net cash used in financing activities	$(133,174)	$(137,666)	$(21,012)	$(203,348)	$(141,226)

Net increase (decrease) in cash, cash equivalents and restricted cash	$142,643	$(91,417)	$10,412	$176,203	$(10,544)

Cash, cash equivalents and restricted cash of continuing operations at beginning of period	$58,607	$120,420	$51,329	$26,980	$39,171
Cash, cash equivalents and restricted cash of discontinued operations at beginning of period	4,780	824	1,646	2,847	1,200
Cash, cash equivalents and restricted cash at beginning of period	63,387	121,244	52,975	29,827	40,371

Cash, cash equivalents and restricted cash at end of period	$206,030	$29,827	$63,387	$206,030	$29,827
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	2,847	4,780	—	2,847
Cash, cash equivalents and restricted cash of continuing operations at end of period	$206,030	$26,980	$58,607	$206,030	$26,980

Supplemental cash flow information:
Cash paid during the period for interest from continuing operations	$6,838	$10,993	$24,998	$64,991	$72,850
Non-cash investing and financing activities:
Issuance of 2022 Senior Notes in exchange for 2018 Senior Notes	$—	$—	$—	$—	$240,638

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	December 31,
	2018	2017
(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$101,839	$26,980
Restricted cash	104,191	—
Accounts receivable, net	32,024	24,050
Accounts receivable—affiliates	34	161
Prepaid expenses and other	3,462	3,782
Current assets of discontinued operations	993	36,423
Total current assets	242,543	91,396
Land	24,008	24,008
Plant and equipment, net	984	1,348
Mineral rights, net	743,112	778,419
Intangible assets, net	42,513	46,820
Equity in unconsolidated investment	247,051	245,433
Long-term contracts receivable	38,945	40,776
Long-term assets of discontinued operations	—	155,942
Other assets	2,491	4,866
Other assets—affiliate	—	156
Total assets	$1,341,647	$1,389,164
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$548	$1,010
Accounts payable—affiliates	1,866	490
Accrued liabilities	12,347	11,542
Accrued liabilities—affiliates	—	515
Accrued interest	14,345	15,484
Current portion of deferred revenue	3,509	—
Current portion of long-term debt, net	115,184	79,740
Current liabilities of discontinued operations	947	11,768
Total current liabilities	148,746	120,549
Deferred revenue	49,044	100,605
Long-term debt, net	557,574	729,608
Long-term liabilities of discontinued operations	—	2,220
Other non-current liabilities	1,150	588
Other non-current liabilities—affiliate	—	346
Total liabilities	756,514	953,916
Commitments and contingencies
Class A Convertible Preferred Units (250,000 and 258,844 units issued and outstanding at December 31, 2018 and 2017, respectively, at $1,000 par value per unit; liquidation preference of $1,500 per unit)	164,587	173,431
Partners’ capital:
Common unitholders’ interest (12,249,469 and 12,232,006 units issued and outstanding at December 31, 2018 and 2017, respectively)	355,113	199,851
General partner’s interest	5,014	1,857
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive loss	(3,462)	(3,313)
Total partners’ capital	423,481	265,211
Non-controlling interest	(2,935)	(3,394)
Total capital	420,546	261,817
Total liabilities and capital	$1,341,647	$1,389,164

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statement of Partners' Capital

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2017	12,232	$199,851	$1,857	$66,816	$(3,313)	$265,211	$(3,394)	$261,817
Cumulative effect of adoption of accounting standard	—	69,057	1,409	—	—	70,466	—	70,466
Net income (1)	—	136,746	2,791	—	—	139,537	510	140,047
Distributions to common unitholders and general partner	—	(22,036)	(450)	—	—	(22,486)	—	(22,486)
Distributions to preferred unitholders	—	(29,660)	(605)	—	—	(30,265)	—	(30,265)
Issuance of unit-based awards	17	546	—	—	—	546	—	546
Unit-based awards amortization and vesting	—	560	—	—	—	560	—	560
Comprehensive income (loss) from unconsolidated investment and other	—	49	12	—	(149)	(88)	(51)	(139)
Balance at December 31, 2018	12,249	$355,113	$5,014	$66,816	$(3,462)	$423,481	$(2,935)	$420,546

(1)
Net income includes $30.0 million attributable to Preferred Unitholders that accumulated during the period, of which $29.4 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The tables below presents NRP's unaudited business results by segment for the three months ended December 31, 2018 and 2017 and September 30, 2018 and the years ended December 31, 2018 and 2017:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended December 31, 2018
Revenues	$50,615	$13,320	$—	$63,935
Gain on litigation settlement	25,000	—	—	25,000
Gains on asset sales, net	1,622	—	—	1,622
Total revenues and other income	$77,237	$13,320	$—	$90,557
Asset impairments	$18,038	$—	$—	$18,038
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Adjusted EBITDA (1)	$68,850	$9,800	$(5,714)	$72,936
Distributable cash flow (1) (2)	$82,350	$9,800	$(9,583)	$280,658
Free cash flow (1)	$80,727	$9,800	$(9,583)	$80,944

Three Months Ended December 31, 2017
Revenues	$52,146	$12,781	$—	$64,927
Gains on asset sales, net	178	—	—	178
Total revenues and other income	$52,324	$12,781	$—	$65,105
Asset impairments	$1,189	$—	$—	$1,189
Net income (loss) from continuing operations	$39,642	$12,781	$(23,758)	$28,665
Adjusted EBITDA (1)	$46,592	$12,250	$(4,562)	$54,280
Distributable cash flow (1)	$46,141	$12,250	$(15,366)	$43,025
Free cash flow (1)	$45,949	$12,250	$(15,366)	$42,833

Three Months Ended September 30, 2018
Revenues	$49,371	$8,836	$—	$58,207
Gains on asset sales, net	—	—	—	—
Total revenues and other income	$49,371	$8,836	$—	$58,207
Asset impairments	$—	$—	$—	$—
Net income (loss) from continuing operations	$37,693	$8,836	$(20,676)	$25,853
Adjusted EBITDA (1)	$42,940	$12,250	$(3,183)	$52,007
Cash flow provided by (used in) continuing operations:
Operating activities	$41,604	$12,250	$(27,368)	$26,486
Investing activities	$1,590	$—	$—	$1,590
Financing activities	$—	$—	$(20,798)	$(20,798)
Distributable cash flow (1)	$43,194	$12,250	$(27,368)	$28,076
Free cash flow (1)	$43,194	$12,250	$(27,368)	$28,076

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from sale of construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2018
Revenues	$202,765	$48,306	$—	$251,071
Gain on litigation settlement	25,000	—	—	25,000
Gains on asset sales, net	2,441	—	—	2,441
Total revenues and other income	$230,206	$48,306	$—	$278,512
Asset impairments	$18,280	$—	$—	$18,280
Net income (loss) from continuing operations	$160,728	$48,306	$(86,674)	$122,360
Adjusted EBITDA (1)	$200,187	$46,550	$(16,496)	$230,241
Distributable cash flow (1) (2)	$217,904	$46,550	$(78,565)	$383,980
Free cash flow (1)	$215,455	$46,550	$(78,565)	$183,440
Cash flow cushion (1)	N/A	N/A	N/A	$16,080

Year Ended December 31, 2017
Revenues	$202,323	$40,457	$—	$242,780
Gains on asset sales, net	3,545	—	—	3,545
Total revenues and other income	$205,868	$40,457	$—	$246,325
Asset impairments	$2,967	$—	$—	$2,967
Net income (loss) from continuing operations	$154,604	$40,457	$(112,576)	$82,485
Adjusted EBITDA (1)	$180,985	$49,000	$(18,502)	$211,483
Distributable cash flow (1)	$170,299	$49,000	$(97,341)	$121,958
Free cash flow (1)	$169,665	$49,000	$(97,341)	$121,324
Cash flow cushion (1)	N/A	N/A	N/A	$9,248

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from sale of construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2018	2017	2018	2018	2017
Coal production (tons)
Appalachia
Northern	1,697	464	349	3,187	2,136
Central	3,415	3,542	3,873	14,997	14,735
Southern	422	535	346	1,710	2,256
Total Appalachia	5,534	4,541	4,568	19,894	19,127
Illinois Basin	648	828	609	2,739	4,373
Northern Powder River Basin	1,417	1,678	855	4,313	4,386
Total coal production	7,599	7,047	6,032	26,946	27,886

Coal royalty revenue per ton
Appalachia
Northern	$1.78	$2.14	$4.01	$2.74	$1.53
Central	5.79	5.21	5.37	5.62	5.12
Southern	7.89	5.90	6.82	7.20	5.94
Illinois Basin	4.84	4.75	4.89	4.63	3.88
Northern Powder River Basin	2.56	2.27	3.79	2.65	2.65
Combined average coal royalty revenue per ton	4.33	4.31	5.10	4.80	4.33

Coal royalty revenues
Appalachia
Northern	$3,021	$992	$1,402	$8,719	$3,271
Central	19,764	18,462	20,786	84,302	75,489
Southern	3,327	3,157	2,359	12,312	13,399
Total Appalachia	26,112	22,611	24,547	105,333	92,159
Illinois Basin	3,140	3,934	2,973	12,673	16,989
Northern Powder River Basin	3,628	3,815	3,237	11,445	11,642
Unadjusted coal royalty revenue	32,880	30,360	30,757	$129,451	$120,790
Coal royalty adjustment for minimum leases	(12)	—	(48)	(110)	—
Total coal royalty revenue	$32,868	$30,360	$30,709	$129,341	$120,790

Other revenues
Production lease minimum revenue	$1,897	$8,266	$1,769	$8,207	$30,822
Minimum lease straight line revenue	623	—	567	2,362	—
Property tax revenue	1,454	813	1,263	5,422	5,124
Wheelage	1,329	1,224	1,572	6,484	4,734
Coal overriding royalty revenue	3,386	4,067	3,918	13,878	9,836
Lease modification fees	—	—	—	—	1,000
Aggregates royalty revenue	1,188	728	888	4,739	4,241
Oil and gas royalty revenues	929	1,693	1,427	6,608	4,225
Other	292	202	405	1,837	1,029
Total other revenues	$11,098	$16,993	$11,809	$49,537	$61,011
Total Coal Royalty and Other revenues	$43,966	$47,353	$42,518	$178,878	$181,801
Transportation and processing services	6,649	4,793	6,853	23,887	20,522
Total Coal Royalty and Other segment revenues	$50,615	$52,146	$49,371	$202,765	$202,323
Gain on litigation settlement	25,000	—	—	25,000	—
Gain on asset sales, net	1,622	178	—	2,441	3,545
Total coal royalty and other segment revenues and other income	$77,237	$52,324	$49,371	$230,206	$205,868

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended December 31, 2018
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Less: equity earnings from unconsolidated investment	—	(13,320)	—	(13,320)
Add: total distributions from unconsolidated investment	—	9,800	—	9,800
Add: interest expense, net	—	—	17,001	17,001
Add: depreciation, depletion and amortization	6,325	—	—	6,325
Add: asset impairments	18,038	—	—	18,038
Adjusted EBITDA	$68,850	$9,800	$(5,714)	$72,936

Three Months Ended December 31, 2017
Net income (loss) from continuing operations	$39,642	$12,781	$(23,758)	$28,665
Less: equity earnings from unconsolidated investment	—	(12,781)	—	(12,781)
Add: total distributions from unconsolidated investment	—	12,250	—	12,250
Add: interest expense, net	—	—	19,196	19,196
Add: depreciation, depletion and amortization	5,761	—	—	5,761
Add: asset impairments	1,189	—	—	1,189
Adjusted EBITDA	$46,592	$12,250	$(4,562)	$54,280

Three Months Ended September 30, 2018
Net income (loss) from continuing operations	$37,693	$8,836	$(20,676)	$25,853
Less: equity earnings from unconsolidated investment	—	(8,836)	—	(8,836)
Less: net income attributable to non-controlling interest	359	—	—	359
Add: total distributions from unconsolidated investment	—	12,250	—	12,250
Add: interest expense, net	—	—	17,493	17,493
Add: depreciation, depletion and amortization	4,888	—	—	4,888
Adjusted EBITDA	$42,940	$12,250	$(3,183)	$52,007

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2018
Net income (loss) from continuing operations	160,728	$48,306	$(86,674)	$122,360
Less: equity earnings from unconsolidated investment	—	(48,306)	—	(48,306)
Less: net income attributable to non-controlling interest	(510)	—	—	(510)
Add: total distributions from unconsolidated investment	—	46,550	—	46,550
Add: interest expense, net	—	—	70,178	70,178
Add: depreciation, depletion and amortization	21,689	—	—	21,689
Add: asset impairments	18,280	—	—	18,280
Adjusted EBITDA	$200,187	$46,550	$(16,496)	$230,241

Year Ended December 31, 2017
Net income (loss) from continuing operations	$154,604	$40,457	$(112,576)	$82,485
Less: equity earnings from unconsolidated investment	—	(40,457)	—	(40,457)
Add: total distributions from unconsolidated investment	—	49,000	—	49,000
Add: interest expense, net	—	—	82,028	82,028
Add: debt modification expense	—	—	7,939	7,939
Add: loss on extinguishment of debt	—	—	4,107	4,107
Add: depreciation, depletion and amortization	23,414	—	—	23,414
Add: asset impairments	2,967	—	—	2,967
Adjusted EBITDA	$180,985	$49,000	$(18,502)	$211,483

Leverage Ratio

(In thousands)	Year Ended December 31, 2018
Adjusted EBITDA	$230,241
Debt—at December 31, 2018	$687,138
Leverage Ratio (1)	3.0	x

(1)	Leverage Ratio is calculated as last twelve months' Adjusted EBITDA divided by the outstanding principal of our debt as of December 31, 2018.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended December 31, 2018
Net cash provided by (used in) operating activities of continuing operations	$80,272	$9,800	$(9,583)	$80,489
Add: proceeds from sale of assets	1,623	—	—	1,623
Add: proceeds from sale of discontinued operations	—	—	—	198,091
Add: return of long-term contract receivables	455	—	—	455
Distributable cash flow	$82,350	$9,800	$(9,583)	$280,658
Less: proceeds from sale of assets	(1,623)	—	—	(1,623)
Less: proceeds from sale of discontinued operations	—	—	—	(198,091)
Free cash flow	$80,727	$9,800	$(9,583)	$80,944

Three Months Ended December 31, 2017
Net cash provided by (used in) operating activities of continuing operations	$45,550	$12,250	$(15,366)	$42,434
Add: proceeds from sale of assets	192	—	—	192
Add: return of long-term contract receivables	399	—	—	399
Distributable cash flow	$46,141	$12,250	$(15,366)	$43,025
Less: proceeds from sale of assets	(192)	—	—	(192)
Free cash flow	$45,949	$12,250	$(15,366)	$42,833

Three Months Ended September 30, 2018
Net cash provided by (used in) operating activities of continuing operations	$41,604	$12,250	$(27,368)	$26,486
Add: proceeds from sale of assets	—	—	—	—
Add: return of long-term contract receivables	1,590	—	—	1,590
Distributable cash flow	$43,194	$12,250	$(27,368)	$28,076
Less: proceeds from sale of assets	—	—	—	—
Free cash flow	$43,194	$12,250	$(27,368)	$28,076

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2018
Net cash provided by (used in) operating activities of continuing operations	$212,394	$44,453	$(78,565)	$178,282
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	2,097	—	2,097
Add: proceeds from sale of assets	2,449	—	—	2,449
Add: proceeds from sale of discontinued operations	—	—	—	198,091
Add: return of long-term contract receivables	3,061	—	—	3,061
Distributable cash flow	$217,904	$46,550	$(78,565)	$383,980
Less: proceeds from sale of assets	(2,449)	—	—	(2,449)
Less: proceeds from sale of discontinued operations	—	—	—	(198,091)
Free cash flow	$215,455	$46,550	$(78,565)	$183,440

Free Cash Flow Excluding Discontinued Operations and One-Time Beneficial Items and Cash Flow Cushion

(In thousands)	Total
Year Ended December 31, 2018
Free cash flow	$183,440
Add: free cash flow used by discontinued operations	(540)
Free cash flow including discontinued operations	$182,900
Less: free cash flow used by discontinued operations	540
Less: cash flow from one-time Hillsboro litigation settlement	(25,000)
Free cash flow excluding discontinued operations and one-time beneficial items	$158,440
Less: mandatory Opco debt amortizations	(80,765)
Less: preferred unit distributions and redemption of PIK units	(39,109)
Less: common unit distributions	(22,486)
Cash flow cushion	$16,080

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2017
Net cash provided by (used in) operating activities of continuing operations	$166,138	$43,354	$(97,341)	$112,151
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	5,646	—	5,646
Add: proceeds from sale of assets	1,151	—	—	1,151
Add: return of long-term contract receivables (including affiliates)	3,010	—	—	3,010
Distributable cash flow	$170,299	$49,000	$(97,341)	$121,958
Less: proceeds from sale of assets	(1,151)	—	—	(1,151)
Less: acquisition costs classified as financing activities	517	—	—	517
Free cash flow	$169,665	$49,000	$(97,341)	$121,324

Free Cash Flow Excluding Discontinued Operations and One-Time Beneficial Items and Cash Flow Cushion

(In thousands)	Total
Year Ended December 31, 2017
Free cash flow	$121,324
Add: free cash flow provided by discontinued operations	6,394
Free cash flow including discontinued operations	$127,718
Less: free cash flow provided by discontinued operations	(6,394)
Free cash flow excluding discontinued operations and one-time beneficial items	$121,324
Less: mandatory Opco debt amortizations	(80,765)
Less: preferred unit distributions	(8,844)
Less: common unit distributions	(22,467)
Cash flow cushion	$9,248

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Net Income Attributable to Common Unitholders Excluding Discontinued Operations and One-Time Beneficial Items

Year Ended
(In thousands)	December 31, 2018
Net income attributable to NRP	$139,537
Less: Hillsboro litigation settlement	(25,000)
Less: income from discontinued operations	(17,687)
Less: income from Ciner Wyoming's royalty dispute settlement	(12,678)
Net income attributable to NRP excluding discontinued operations and one-time beneficial items	$84,172
Less: income attributed to preferred unitholders	(30,000)
Net income attributable to common unitholders and general partner excluding discontinued operations and one-time beneficial items	$54,172
Less: Net income attributable to the general partner excluding discontinued operations and one-time beneficial items	(1,083)
Net income attributable to common unitholders excluding discontinued operations and one-time beneficial items	$53,089

Distribution Coverage Ratio
	Year Ended
(In thousands)	December 31, 2018
Net cash provided by operating activities of continuing operations	$178,282
Add: distributions from unconsolidated investment in excess of cumulative earnings	2,097
Add: proceeds from sale of assets	2,449
Add: return on long-term contract receivables	3,061
Add: proceeds from sale of discontinued operations	198,091
Distributable cash flow	$383,980
Less: proceeds from sale of discontinued operations	(198,091)
Distributable cash flow excluding sale of discontinued operations	$185,889

Common unit distribution	$1.80

Distribution Coverage Ratio excluding sale of discontinued operations (1)	8.4	x

Less: Preferred distributions	$(30,000)

Distributable cash flow excluding sale of discontinued operations and after Preferred distributions	$155,889

Distribution Coverage Ratio excluding sale of discontinued operations and after Preferred distributions (2)	7.1	x

(1)
Calculated as last twelve months' distributable cash flow excluding sale of discontinued operations divided by annual common unit distributions times number of common units and general partner units outstanding.

(2)
Calculated as last twelve months' distributable cash flow excluding sale of discontinued operations and less preferred distributions divided by annual common unit distributions times number of common units and general partner units outstanding.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2018
Net income (loss) from continuing operations	$160,728	$48,306	$(86,674)	$122,360
Interest expense	—	—	70,816	70,816
Return	$160,728	$48,306	$(15,858)	$193,176

As of December 31, 2017
Total assets of continuing operations	945,237	245,433	6,129	1,196,799
Less: total current liabilities excluding current debt	(9,467)	—	(19,574)	(29,041)
Less: total long-term liabilities excluding long-term debt	(100,804)	—	(735)	(101,539)
Add: non-controlling interest	3,394	—	—	3,394
Capital employed excluding discontinued operations	$838,360	$245,433	$(14,180)	$1,069,613

Total Partners' Capital (1)	$838,360	$245,433	$(996,959)	$265,211
Less: Partners' Capital from discontinued operations	—	—	—	(178,377)
Total Partners' Capital excluding discontinued operations	$838,360	$245,433	$(996,959)	$86,834
Class A Convertible Preferred Units	—	—	173,431	173,431
Debt	—	—	809,348	809,348
Capital employed excluding discontinued operations	$838,360	$245,433	$(14,180)	$1,069,613

ROCE excluding discontinued operations	19.2%	19.7%	N/A	18.1%

Excluding one-time beneficial items:
Return	$160,728	$48,306	$(15,858)	$193,176
Less: income from Hillsboro litigation settlement	(25,000)	—		(25,000)
Less: income from Ciner Wyoming's royalty dispute settlement	—	(12,678)		(12,678)
Return excluding discontinued operations and one-time beneficial items	$135,728	$35,628	$(15,858)	$155,498

ROCE excluding discontinued operations and one-time beneficial items	16.2%	14.5%	N/A	14.5%

(1)	Total Partners' Capital includes $178.4 million from discontinued operations.

-end-